UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: October 20, 2008
(Date of earliest event reported)

Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2008, the Company obtained from Signature Bank of New York, New York, a revolving line of credit in the amount of up to $1,000,000.00, for the purpose of providing working capital to the Company, which is secured by cash collateral of the Company in the same amount deposited with Signature Bank, bears interest at the Prime Rate of Signature Bank, as effective from time to time, and has a final maturity of October 20, 2009. Other than submission of periodic financial information of the Company to Signature Bank, the loan documentation evidencing the revolving line of credit does not contain any financial covenants. In connection with the revolving line of credit, the Company entered into a letter agreement, promissory note and pledge agreement (collectively “the Credit Agreements”) with Signature Bank. The Company does not currently expect to draw down any funds from the available Credit Agreement, but it wanted to have the availability to do so in the future in connection with its potential product manufacturing needs.

A copy of the Credit Agreements are attached to this report as Exhibit 10.1 and are incorporated herein by reference.

Item 9.01  FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description
10.1	Letter Agreement; Promissory Note; and Pledge Agreement between Oragenics, Inc. and Signature Bank dated October 20, 2008

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 24th day of October, 2008.

ORAGENICS, INC.

BY:	/s/David B. Hirsch
David B. Hirsch
Chief Financial Officer